Carbon Development



3/7/14

Attention:

Gary Deroos
President / C.E.O.
Citadel EFT, Inc.
311 Oceaside Blvd. Unit# 8
Ocenside, CA 92054

Dear Mr. Deroos,

I Christoher Abi, C.E.O. of Carbon Deveoplment, Inc. has received confirmation that $3,000,000,000.00 (Three Billion USD) in equivalent LTN Brazilian Bonds shall be transferred electronically to your bank via SWIFT MT542 with full bank responsibility from a bank with international approval from the LTN Central Bank. Post receipt of transfer fees in banking time to finalize the SWIFT documents, it shall be sent to Citadel's receiving bank coordinates given below:

Bank Name: REMOVED FOR SECURITY PURPOSES
Bank Address: REMOVED FOR SECURITY PURPOSES
Account Name: Citadel EFT, Inc.
Account#: REMOVED FOR SECURITY PURPOSES
Swift Code: REMOVED FOR SECURITY PURPOSES
IBAN#: REMOVED FOR SECURITY PURPOSES
Bank Officer: REMOVED FOR SECURITY PURPOSES
Phone: REMOVED FOR SECURITY PURPOSES

CHRISTOPHER ABI (CEO)

2158 45TH ST. PMB 611HIGHLAND IN 46322/3742 USA